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                                                                     Exhibit 4.1

                             NOTE PURCHASE AGREEMENT


         NOTE PURCHASE AGREEMENT, made and entered as of this _______ day of ________ 2002 (the "Agreement"), by and among SpaceDev, Inc., a Colorado corporation (the "Company"), and the purchaser(s) set forth on THE SIGNATURE PAGE hereto (each a "Purchaser" and, collectively, the "Purchasers").

                                   WITNESSETH:

         WHEREAS, the Company desires to issue and sell, and the Purchasers desire to purchase, all upon the terms and subject to the conditions set forth in this Agreement, Series A Convertible Notes of the Company (individually, a "Note" and, collectively, the "Notes") in the aggregate principal amount of up to $400,000 each bearing interest at the rate of 2.03% per annum, which are convertible into securities of the Company, as set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

         1. PURCHASE AND SALE OF NOTES.

                  1.1 SALE AND ISSUANCE OF NOTES. Subject to the terms and conditions of this Agreement, each Purchaser severally and not jointly agrees to purchase, and the Company agrees to sell and issue to each Purchaser, a Note of this Company which shall be subordinate to all other debt of the Company, and which shall convert into such number of securities as determined pursuant to
Section 1.3 herein. The Company further agrees that, upon issuance of the Note, the Company shall also deliver to each Purchaser a warrant to purchase _____ shares of the Company's $0.0001 par value common stock (the "Warrant" or "Warrants"). The Warrant shall be exercisable at any time after issuance at the conversion price of the Note. Forms of the Note and Warrant are attached hereto as EXHIBITS A AND B.

                  1.2 CLOSING. (i) The closing of the purchase and sale of the Notes (the "Closing") shall take place at such time and place as shall be mutually agreed upon by the Purchasers and the Company. At the Closing and upon receipt of a certified check or a wire transfer of the principal amount of each Note to an account that will have been designated by the Company not less than one (1) business day prior to the date of the Closing, the Company shall deliver to each Purchaser a Note.

                  1.3 NOTE CONVERSION. The Company may, at its option, convert each Note into shares of the Company's common stock equal in number to the outstanding principal amount and accrued interest on such Note divided by the Conversion Price (as defined in Section 2.2 of the Note) on the Maturity Date of the Note.

                  Upon conversion, the Notes shall cease to represent the indebtedness of the Company stated therein and the sole right of the holder thereof shall be to receive certificates or instruments evidencing the common shares to which such holder is entitled. Upon conversion, such Purchaser agrees to promptly surrender to the Company the Note held by it in exchange for the common shares as provided in the Note. Fractional shares of common stock shall not be issued and fractions shall be settled in cash at the conversion price.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to the Purchasers as follows:

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                  2.1 CORPORATE STATUS. The Company is a corporation duly
incorporated, validly existing, and in good standing under the laws of the state of Colorado, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, and is in compliance with those requirements.

                  2.2 AUTHORIZATION; VALIDITY. When executed and delivered by the Company, this Agreement, the Notes and the Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity. Upon issuance, the shares of common stock issued by the Company upon conversion of the Notes and/or exercise of the Warrants (the "Conversion Shares") shall be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances or preemptive rights, except for restrictions on transfer under the securities laws and any agreement to which the holder of the Conversion Shares becomes a party.

                  2.3 NO CONFLICT. The execution, delivery and performance of this Agreement, the Notes and the Warrants and the issuance of the Conversion Shares do not and will not violate any material agreements to which the Company is, or at the time of issuance will be, a party. The Company is not in violation of or default on any provision of any contract, indenture or other agreement to which it is a party or by which it is bound, which violation or default would materially and adversely affect the business of the Company taken as a whole.

                  2.4 APPROVALS AND CONSENTS. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental board, agency, commission, bureau, or instrumentality is necessary or required as to the Company in order to constitute this Agreement as a valid, binding and enforceable obligation of the Company in accordance with its terms.

                  2.5 AUTHORIZATION AND RESERVATION OF CONVERSION SHARES. The Company shall authorize and reserve sufficient shares of Conversion Shares to enable the conversion of the Notes and exercise of the Warrants.

         3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally but not jointly, represents and warrants to the Company as to itself as follows:

                  3.1 AUTHORIZATION. The execution, delivery and performance of this Agreement, by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby are within the powers of such Purchaser and have been duly authorized by all necessary individual, corporate, partnership or limited liability company action, as appropriate, on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity.

                  3.3 APPROVALS AND CONSENTS. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental board, agency, commission, bureau, or instrumentality is necessary or required as to such


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Purchaser in order to constitute this Agreement as a valid, binding and enforceable obligation of such Purchaser in accordance with its terms.

                  3.4 INVESTMENT. Such Purchaser is acquiring the Note and the Warrant for his own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale or distribution thereof and no other Person or entity has a direct or indirect beneficial interest in such Note.

                  3.5 EXEMPTION FROM REGISTRATION. Such Purchaser acknowledges that the offering and sale of the Notes (the "Offering") is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and the provisions promulgated thereunder. In furtherance thereof, such Purchaser represents and warrants to the Company as follows: (i) such Purchaser does not have a present intent to distribute or transfer the Note or the Warrant issued to it or the securities received upon conversion of such Note or Warrant; (ii) such Purchaser has the financial ability to bear the economic risk of his investment, has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to his investment in the Company; and (iii) such Purchaser has such knowledge and experience in financial, and business matters as to be capable of evaluating the merits and risks of an investment in the Notes.

                  3.6 ACCREDITED PURCHASER. Such Purchaser is, by virtue of his position as an officer and/or director of the Company, or otherwise, an "accredited investor," as that term is defined in SEC Rule 501.

                  3.7 TRANSFER RESTRICTIONS. Such Purchaser will not sell or otherwise transfer the Note or Warrant issued to him, or the Conversion Shares, without registration under the Securities Act or unless such Purchaser provides the Company with an opinion of counsel for the Company, to the effect that a sale, transfer or assignment of such Note, Warrant or such Conversion Shares may be made without registration. Such Purchaser fully understands and agrees that such Purchaser must bear the economic risk of such Purchaser's purchase because, among other reasons, such Note, Warrant and Conversion Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available. In particular, such Purchaser is aware that such Note, Warrant and Conversion Shares are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act of 1933. Such Purchaser further understands that sales or transfers of such Note, Warrant and Conversion Shares are further restricted by state securities laws and the provisions of this Agreement.

                  3.8 LEGEND. Such Purchaser understands and acknowledges that the Note, the Warrant and the Conversion Shares shall bear a legend substantially as follows:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR
         (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT."

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                  3.9 RECEIPT OF INFORMATION. Each Purchaser has received and reviewed this Agreement, his attorney and his accountant have had access to, and an opportunity to review all documents and other materials requested of the Company; he and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information he or they believe necessary or appropriate to evaluate the suitability of an investment in the Notes; and, in evaluating the suitability of an investment in the Notes, he and they have not relied upon any representations or other information (whether oral or written) other than as set forth in the documents and answers referred to above. Each Purchaser further acknowledges that, by virtue of his position as an officer and/or director of the Company, he has sufficient knowledge of the business operations and financial condition of the Company to evaluate an investment in the Company.

         4. CONDITIONS TO CLOSING.

                  4.1 CONDITIONS TO CLOSING BY THE PURCHASERS. The obligations of each Purchaser to purchase Notes at the Closing is subject to the fulfillment to such Company's satisfaction of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE. The representations and warranties made by the Company shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing as if made at the Closing. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company at or prior to the Closing shall have been performed or complied with in all material respects.

                  (b) QUALIFICATIONS. As of the Closing, all authorizations, approvals or permits of, or filings with, any governmental authority, including state securities or "Blue Sky" filings, that are required by laws in connection with the lawful sale and issuance of the Notes shall have been duly obtained by the Company, and shall be effective as of the Closing.

                  4.2 CONDITIONS TO CLOSING BY THE COMPANY. The obligation of the Company to sell the Notes at the Closing is subject to the fulfillment to the Purchaser's satisfaction of each of the following conditions.

                  (a) REPRESENTATIONS AND WARRANTIES CORRECT; PERFORMANCE. The representations and warranties made by each Purchaser shall be true and correct in all material respects when made, and shall be true and correct in all material respects as of the Closing as if made at the Closing. All covenants, agreements and conditions contained in the Agreement to be performed or complied with by each Purchaser at or prior to the Closing shall have been performed or complied with in all material respects.

                  (b) QUALIFICATIONS. As of the Closing, all authorizations, approvals or permits of, or filings with, any governmental authority that are required by law in connection with the lawful purchase of the Notes shall have been duly obtained by each Purchaser, and, except as they may be appropriately filed after the Closing, shall be effective as of the Closing.

                  (c) SUITABILITY OF PURCHASER. Each Purchaser shall be an officer and/or director of the Company at Closing.

         5. EVENTS OF DEFAULT AND REMEDIES.

                  5.1 EVENT OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

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                  (a) default in the payment of all or any part of the principal or interest of any of the Notes on their respective maturity dates; or

                  (b) failure on the part of the Company duly to observe or perform any other of the material covenants or agreements on the part of the Company contained herein, or in the Note or Warrant (other than that set forth in clause (a) above) for a period of thirty (30) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, by or on behalf of the Purchasers to the Company; or

                  (c) the Company shall fail to make any payment in respect of any debt when due or within any applicable grace period, where such failure continues and/or is not fully remedied within thirty (30) days or any event or condition shall occur which results in the acceleration of the maturity of any debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such debt or any person acting on such holder's behalf to accelerate the maturity thereof; or

                  (d) the Company pursuant to or within the meaning of any bankruptcy law (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts as the same become due; or

                  (e) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case; (ii) appoints a custodian of the Company or for all or substantially all of the property of the Company; or (iii) orders the liquidation of the Company, and such order or decree remains unstayed and in effect for sixty (60) days;

THEN the Purchasers (by vote of a majority-in-interest of the outstanding Notes), by notice in writing to the Company (the "Acceleration Notice"), may declare the Notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, that if an Event of Default specified in Section 5.1(d) or 5.1(e) occurs, the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Holder.

                  5.2 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. No right or remedy herein conferred upon or reserved to the Purchasers is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Purchasers to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by the Notes or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchasers.

         6. GENERAL PROVISIONS.

                  (a) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement, the Notes and the Warrants constitute the entire agreement between the parties hereto with respect to the subject matter contained herein and supersede all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter. Any amendments hereto or modifications hereof must be made in writing and executed by the Company and the Purchasers holding more than fifty-one percent (51%) of the aggregate principal amount of the


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outstanding Notes. Any failure by the Company or the Purchasers to enforce any rights hereunder shall not be deemed a waiver of such rights. The representations and warrants set forth in this Agreement shall survive the Closing.

                  (b) NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one day after deposit with a reputable overnight courier service and addressed to the party to be notified at the address indicated for such party on the signature pages hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  (c) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to conflict of laws principles.

                  (d) BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and the Purchasers and each of their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

                  (e) HEADINGS. The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

                  (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            COMPANY:

                                            SPACEDEV, INC.


                                            By:
                                                --------------------------------
                                                Name: James W. Benson
                                                Title:  Chief Executive Officer

                                            Address:  13855 Stowe Drive
                                                      Poway, California 92064
                                                      Attention: James W. Benson


                                            PURCHASER:




                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Print Name

                                            Address:
                                                     ---------------------------

                                                     ---------------------------
                                                     Attention:



                   [SIGNATURE PAGE TO NOTE PURCHASE AGREEMENT]

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                                    EXHIBIT A
                                    ---------

                            SERIES A CONVERTIBLE NOTE
                            -------------------------






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                                    EXHIBIT B
                                    ---------

                                 FORM OF WARRANT
                                 ---------------